EXHIBIT 99.1



                     AGREEMENT REGARDING JOINT FILING UNDER
                     UNDER RULE 13D-1(K) OF THE EXCHANGE ACT


In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the undersigned agrees to the filing on behalf of each of a Statement on Schedule 13G, and all amendments thereto, with respect to the shares of Common Stock of Medicure Inc.


Date:  December 8, 2004



                                     Leeward Offshore Bull & Bear Fund



                                     By:
                                          ------------------------------
                                            Name:
                                            Title:     Director


                                     Leeward Hedge Funds Inc.



                                     By: /s/ Brendan Kyne
                                         ---------------------------------------
                                            Name:   Brendan Kyne
                                            Title:  Chief Executive Officer





                               Page 8 of 8 Pages